CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No.’s 333-139309 and 333-145241) on Form S-8 of Neuro-Hitech, Inc. of our report dated March 28, 2008 relating to our audit of the consolidated financial statements which, appear in the Annual Report on Form 10-KSB of Neuro-Hitech, Inc. for the year ended December 31, 2007.

/s/ Moore Stephens, P.C.
MOORE STEPHENS, P.C.
Certified Public Accountants

New York, New York
April 9, 2008